Exhibit 15.1

November 10, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 2, 2005 on our review of interim financial information of MasterCard Incorporated for the nine month periods ended September 30, 2005 and 2004 is included in its Amendment No. 1 to Registration Statement on Form S-1 dated November 10, 2005.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP